Exhibit 12.1

CERTIFICATION

June 30, 2003

Securities and Exchange Commission

450 Fifth Street, N.W

Washington, D.C. 20549

Ladies and Gentlemen:

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Annual Report on Form 20-F (the “Report”) accompanying this letter.

Maria Elvira Cosentino, the General Manager and Sole Officer of Nortel Inversora S.A. (“Nortel”) certifies that, to the best of her knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Nortel.

/s/ Maria Elvira Cosentino
Name: Maria Elvira Cosentino General Manager and Sole Officer

A signed original of this written statement required by Section 906 has been provided to Nortel and will be retained by Nortel and furnished to the Securities and Exchange Commission or its staff upon request.